UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]Preliminary Proxy Statement

[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[ ]Definitive Additional Materials

[ ]Soliciting Material Pursuant to Section 240.14a-12

ERBA Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ERBA Diagnostics, Inc.

14100 N.W. 57th Court

Miami Lakes, Florida 33014

November 23, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of ERBA Diagnostics, Inc., which will be held on December 15, 2015 at 10:00 a.m., local time, at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130.

At the Annual Meeting, our stockholders will be asked to elect five directors to our Board of Directors and to consider any other business that may be properly brought before the Annual Meeting.

The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, more fully describe the actions to be considered by our stockholders at the Annual Meeting.

Our Board of Directors recommends that you vote your shares “FOR” the election of each of the five nominees named in the Proxy Statement to our Board of Directors. ERBA Diagnostics Mannheim GmbH, directly or indirectly, beneficially owns approximately 81.6% of our issued and outstanding Common Stock. ERBA Diagnostics Mannheim GmbH has advised us that they intend to vote, or cause to be voted, all shares of our Common Stock directly or indirectly beneficially owned by them “FOR” the election of the five nominees named in the Proxy Statement to our Board or Directors. Accordingly, the election of the five director nominees is assured.

Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to promptly sign, date and mail the enclosed proxy in the pre-stamped envelope provided. Your participation is valued. The prompt return of your proxy will save us from incurring additional solicitation expenses. Please vote today.

On behalf of our Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Mohan Gopalkrishanan,
Chief Executive Officer

ERBA Diagnostics, Inc.

14100 N.W. 57th Court

Miami Lakes, Florida 33014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 15, 2015

Notice is hereby given that the 2015 Annual Meeting of Stockholders of ERBA Diagnostics, Inc. (the “Company”) will be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130, on December 15, 2015 commencing at 10:00 a.m., local time, for the following purposes:

1.	To elect five directors to the Company’s Board of Directors, each of whom will serve for a one-year term; and

2.	To consider such other business as may properly be brought before the Annual Meeting or any postponement or adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement which forms a part of this Notice of Annual Meeting.

Only stockholders of record at the close of business on November 5, 2015 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Mohan Gopalkrishnan,
Chief Executive Officer

Miami Lakes, Florida

November 23, 2015

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

ERBA Diagnostics, Inc.

14100 N.W. 57th Court

Miami Lakes, Florida 33014

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ERBA Diagnostics, Inc. (the “Company”) of proxies for use at the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130, on December 15, 2015 at 10:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to stockholders on or about November 24, 2015.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

Only holders of record of the Company’s Common Stock at the close of business on November 5, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 44,086,009 shares of the Company’s Common Stock were issued and outstanding. Holders of the Company’s Common Stock are entitled to one vote per share on all matters to be considered at the Annual Meeting. Stockholders who wish to attend the Annual Meeting may contact the Company’s Customer Service Department at (305) 324-2300 for directions to the Annual Meeting.

What am I voting on?

There is one proposal scheduled to be voted on at the Annual Meeting:

1.	To elect five directors to the Company’s Board of Directors, each of whom will serve for a one-year term.

Although the Board of Directors is unaware of any other matter to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting upon which stockholders are entitled to vote, then the persons named in the proxy will vote as proxies in accordance with their own best judgment on those matters.

How do I vote?

The Board of Directors recommends that you vote “FOR” the election of each of the five nominees to the Board of Directors. Each proxy solicited, if properly completed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein.

If, on the Record Date, your shares were registered in your name directly with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, in order to ensure that your vote is represented at the Annual Meeting and at any and all postponements or adjournments thereof, the Company encourages you to complete, sign, date and return the enclosed Proxy Card in the postage pre-paid envelope provided.

If, on the Record Date, your shares were held beneficially through a brokerage account or through a bank or other nominee, then you are considered the beneficial owner of the shares but not the record holder of the shares, and your shares are held in “street name.” If you hold your shares in “street name,” then to vote your shares, you must follow the voting instructions that you receive from your broker, bank or other nominee. If you hold your shares in “street name,” then you will not be entitled to vote in person at the Annual Meeting (although you will be permitted to attend) unless you have obtained a signed proxy from your broker, bank or other nominee giving you the right to vote the shares. If you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee can vote your shares with respect to “discretionary” matters, but cannot vote your shares with respect to “non-discretionary” matters. If you do not give voting instructions to your broker, bank or other nominee, and if your broker, bank or other nominee does not have discretionary authority to vote your shares, then this is called a “broker non-vote.”

The proposal to elect the five nominees named in the Proxy Statement to the Board of Directors is a “non-discretionary” matter on which your broker, bank or other nominee will not be permitted to vote your shares if you do not provide voting instructions. Therefore, if you do not provide voting instructions to your broker, bank or other nominee with respect to this “non-discretionary” matter to be considered at the Annual Meeting, then your shares will be treated as “broker non-votes” on, and will effectively count as votes to “WITHHOLD” with respect to, this proposal. Accordingly, if you hold your shares in “street name,” then it is important that you give voting instructions to your broker, bank or other nominee by following the voting instructions that you receive from your broker, bank or other nominee.

Proxies received with no instructions will be voted “FOR” the election of each of the five nominees to the Board of Directors.

You can change or revoke your proxy at any time before it is exercised. To do so, you must:

●	notify the Secretary of the Company in writing at the address set forth above that you are revoking your proxy;

●	complete, sign, date and mail a new Proxy Card bearing a later date; or

●	subject to the requirements set forth above with respect to “street name” holders, attend the Annual Meeting and vote in person.

What vote is required for approval?

To elect the five nominees named in the Proxy Statement to the Board of Directors, the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required. There is no right to cumulative voting in the election of directors. Abstentions and “broker non-votes” will effectively count as votes to “WITHHOLD” with respect to this proposal.

ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”), directly or indirectly, beneficially owns approximately 81.6% of the issued and outstanding shares of the Company’s Common Stock. ERBA Mannheim has advised the Company that it intends to vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by them “FOR” the election of the five nominees named in this Proxy Statement to the Board of Directors. Accordingly, the election of the five director nominees is assured.

What is a quorum?

The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of the Company’s Common Stock is necessary to transact business at the Annual Meeting. Abstentions will be counted as present for purposes of establishing a quorum. “Broker non-votes” will not be counted as present for purposes of establishing a quorum, unless a broker, bank or other nominee returns its proxy card or attends the Annual Meeting, which is unlikely because, as described above, brokers, banks and other nominees who hold shares for beneficial owners will not have discretionary authority to vote on the election of directors if they do not receive voting instructions from the beneficial owners of the shares. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

Who is paying for this proxy solicitation?

The Company will bear the expense of soliciting proxies and may reimburse brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such brokers, banks and nominees. The Company does not intend to solicit proxies other than by the use of the mail.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors met six times during the 2014 fiscal year. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which he served during the 2014 fiscal year, except for Kishore “Kris” Dudani who was unable to attend two meetings of the Board of Directors. Six of the seven then-serving members of the Board of Directors attended the Company’s 2014 annual meeting of stockholders. Kishore “Kris” Dudani was unable to attend the Company’s 2014 annual meeting of stockholders. The Company does not have a formal policy requiring the members of the Board of Directors to attend the Company’s annual meeting of stockholders.

Under the applicable rules of the NYSE MKT, the Company is considered a “controlled company” because ERBA Mannheim, directly or indirectly, beneficially owns approximately 81.6% of the issued and outstanding shares of the Company’s Common Stock. On September 2, 2010, ERBA Mannheim, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Suresh Vazirani and Kishore “Kris” Dudani, both of whom are current members of the Board of Directors, filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which Schedule 13D was amended by them on July 5, 2011, in connection with their aggregate beneficial ownership of approximately 81.6% of the issued and outstanding shares of the Company’s Common Stock. As a “controlled company,” the Company is not subject to certain corporate governance requirements of the NYSE MKT, including the requirements to (i) maintain a majority of “independent” directors on the Board of Directors, (ii) have a nominating committee or (iii) have a compensation committee comprised solely of “independent” directors.

The Board of Directors has determined that three of its members—Philippe Gadal, Pharm.D., Gerald E. Gallwas, and David M. Templeton—are “independent,” as such term is defined in the applicable rules of the NYSE MKT relating to the independence of directors (the “NYSE MKT independence rules”).

In determining that Mr. Gallwas is independent, the Board of Directors considered the consulting agreement between Mr. Gallwas’ wife and ERBA Mannheim, pursuant to which Mr. Gallwas’ wife was paid $6,000 monthly to provide ERBA Mannheim with technical guidance and business assistance on an as-needed basis.

In determining that Mr. Templeton is independent, the Board of Directors considered that, during 2013, Catachem, Inc., a company of which Mr. Templeton is the Chief Operating Officer, purchased approximately $15,000 of hematology products from Drew Scientific Inc., a wholly-owned subsidiary of ours.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee. During the 2014 fiscal year, the Audit Committee consisted of, and the Audit Committee currently consists of, Philippe Gadal, Pharm.D., Chairman, and David M. Templeton. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE MKT, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee met five times during the 2014 fiscal year. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and the stockholders and to report the results of its activities to the Board of Directors. The Audit Committee engages the independent auditors, approves all audit services and permitted non-audit services to be provided by the independent auditor, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Board of Directors has determined that each of Dr. Gadal and Mr. Templeton is “independent,” as such term is defined in the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE MKT relating to directors serving on audit committees. The Board of Directors also determined that each of Dr. Gadal and Mr. Templeton has the attributes, education, and experience of an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. The Audit Committee charter is posted in the “Investor Relations” section of the Company’s Internet web site at www.erbadiagnostics.com.

Compensation Committee. During the 2014 fiscal year the Compensation Committee consisted of, and the Compensation Committee currently consists of, Suresh Vazirani, Chairman, Dr. Gadal and Messr. Templeton.

The Compensation Committee met twice during the 2014 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for executives of the Company, including the Named Executive Officers, and recommends the compensation arrangements for executive management and directors. It also serves as the Stock Option Committee for the purpose of making grants of options under the Company’s stock option plans. As permitted by the rules of the NYSE MKT, the Compensation Committee does not operate under a written charter.

Director Nominations

As a “controlled company,” the Board of Directors is not required to, and does not, have a nominating committee. The Board of Directors believes that it is appropriate for the Company to not have a nominating committee because ERBA Mannheim, directly or indirectly, beneficially owns approximately 81.6% of the issued and outstanding shares of the Company’s Common Stock and, as a result, is in a position to control the election of the Company’s directors. The Board of Directors performs the function of identifying and evaluating director nominees for the Company. The Board of Directors does not consider director nominees recommended by stockholders of the Company, other than those recommended by stockholders who also serve on the Board of Directors. While the Board of Directors has not established specific, minimum qualifications, qualities or skills that a director nominee is required to have and the Board of Directors does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board of Directors generally considers: (i) the size of the Board of Directors best suited to fulfill its responsibilities, (ii) the overall composition of the membership of the Board of Directors to ensure that the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds and (iii) the reputation, independence, integrity, education, and business, strategic and financial skills of director nominees.

All five of the nominees for election as a director named in this Proxy Statement were unanimously recommended by the full Board of Directors for submission to the stockholders of the Company as the Board of Directors’ nominees.

Leadership Structure

Since September 1, 2010, Suresh Vazirani has served as the Executive Chairman of the Board of Directors of the Company. Until June 1, 2014, Sanjiv Suri had served as the Company’s Interim Chief Executive Officer. Since June 1, 2014, Mohan Gopalkrishnan has served as the Company’s Chief Executive Officer. The Board of Directors believes that the advisability of having a separate or combined Chairman and Chief Executive Officer is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging these strengths. Accordingly, while in the past the Company has combined the Chairman and Chief Executive Officer positions, at this time, given the composition of the Board of Directors, the effective interaction between Mr. Vazirani, as Executive Chairman of the Board of Directors, and, previously, Mr. Suri, as Interim Chief Executive Officer, and, currently, Mr. Mohan as Chief Executive Officer, and the current economic environment and challenges faced by the Company, the Board of Directors believes that separating the Chairman and Chief Executive Officer positions provides the Company with the right foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board of Directors has allocated some areas of focus to its committees and has retained other areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for reviewing the adequacy and appropriateness of the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. Finally, the Board of Directors as a whole has oversight responsibility for the Company’s strategic and operational risks. Further, throughout the year, the Board of Directors reviews, considers and discusses with management the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks. While the Board of Directors recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board of Directors believes that the Company’s systematic and proactive approach to risk management provides the Board of Directors with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Stockholder Communications with the Board of Directors

The Board of Directors has provided a process for stockholders of the Company to send communications to the Board of Directors or to a particular director. Any stockholder who wishes to communicate with the Board of Directors or any particular director may do so by sending all such communications in writing, via United States mail, postage prepaid, to: Secretary, ERBA Diagnostics, Inc., 14100 N.W. 57th Court, Miami Lakes, Florida 33014. Each stockholder writing should include a statement indicating that the sender is a stockholder of the Company and should specify whether the communication is directed to the full Board of Directors or to a particular director. Company personnel will review all properly sent stockholder communications and will forward the communication to the director or directors to whom it is intended, attempt to handle the inquiry directly if it relates to a routine or ministerial matter or not forward the communication if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of the Company’s directors, officers and employees, and a code of ethics, also known as a Senior Financial Officer Code of Ethics, which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investor Relations” section of the Company’s Internet web site at www.erbadiagnostics.com. If the Company makes an amendment to, or grants a waiver with respect to, any provision of the Senior Financial Officer Code of Ethics, then the Company intends to disclose the nature of such amendment or waiver by posting it in the “Investor Relations” section of the Company’s Internet web site at www.erbadiagnostics.com or by other appropriate means as required or permitted under the applicable rules and regulations of the SEC and the NYSE MKT.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities with the SEC and the NYSE MKT. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the fiscal year ended December 31, 2014.

PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Company’s Bylaws provide that the Board of Directors shall consist of no less than one director. The Board of Directors currently consists of five directors. All directors serve a one-year term and, at each annual meeting of stockholders of the Company, stand for election to serve for a one-year term expiring at the next annual meeting of stockholders of the Company. A total of five directors will be elected at the Annual Meeting, each of whom will serve for a one-year term expiring in 2016.

ERBA Mannheim, who directly or indirectly beneficially owns approximately 81.6% of the issued and outstanding shares of the Company’s Common Stock, has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock held by it in favor of all five of the nominees. If any nominee is unable to serve, which the Board of Directors has no reason to expect, then ERBA Mannheim has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by it for the other named nominees and for the person(s), if any, who is designated by the Board of Directors to replace such nominee(s). Accordingly, election of all five of the nominees nominated by the Board of Directors is assured.

The following table sets forth the names and ages of the director nominees and the years during which their terms of office will expire if their election to the Board is approved at the Annual Meeting. All five of the director nominees currently serve as directors of the Company and have been nominated for re-election at the Annual Meeting. All five of the director nominees’ current terms of service on the Board of Directors expire at the Annual Meeting.

Name	Age	Term of Office
Kishore “Kris” Dudani	61	2016
Philippe Gadal, Pharm.D.	59	2016
Gerald E. Gallwas	79	2016
David M. Templeton	62	2016
Suresh Vazirani	66	2016

The following list contains certain additional information with respect to each of the director nominees, including his principal occupation or employment for at least the previous five years and his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board of Directors, qualifies him to serve as a director and are likely to enhance the Board of Directors’ ability to manage and direct the Company’s business and affairs.

Kishore “Kris” Dudani has served as a director on the Board of Directors since September 2010. From 2004 until his retirement in May 2014, Mr. Dudani served as the Marketing and Business Development Representative – South, Central and Latin America, of ERBA Mannheim. The Board of Directors believes that Mr. Dudani’s background in the in vitro diagnostics industry allows him to contribute valuable insight to the Board of Directors and that his insights and experience in the field of international marketing of in vitro diagnostic products will be valuable in helping to guide the Company in the years ahead. Mr. Dudani is the first cousin of Suresh Vazirani.

Dr. Philippe Gadal has served as a director on the Board of Directors since September 2010. Since January 2013, Dr. Gadal has served as the U.S. Deputy for Industry Sales and Marketing for BioMerieux, an in vitro diagnostics company. Since 2009, Dr. Gadal has served as the Chief Executive Officer of AES Chemunex Inc., a manufacturer and developer of tests, equipment and reagents for microbiological laboratories. From 2003 through 2008, he served as the Chief Executive Officer of Trinity Biotech USA Inc., the United States subsidiary of Trinity Biotech PLC, an international diagnostics company which specializes in the development, manufacture and marketing of diagnostic test kits. Prior to joining Trinity Biotech, Dr. Gadal served in a variety of positions for companies involved in the in vitro diagnostics industry, including: General Manager of Diagnostica Stago Inc., a private medical devices company, from 1995 through 2003; Director of Hematology for Roche Diagnostics, a subsidiary of Hoffmann-La Roche Ltd., a leading company in the field of pharmaceutical and diagnostics, from 1993 through 1995; Director of the Hematology Business Unit for ABX France, a subsidiary of Hoffman-La Roche, from 1991 through 1992; President of ABX USA, a medical devices company which specializes in hematology, from 1998 through 1990; and Sales Representative for - and subsequently National Sales Manager of - Technicon, an international medical devices company, from 1984 through 1988. He received a Doctorate of Pharmacy (Pharm. D.) from Paul Sabatier University in France. The Board of Directors believes that Dr. Gadal’s vast experience as an executive officer of companies within the life sciences industry and his international background provides him with the ability to contribute valuable insight to the Board of Directors with respect to the Company’s business and technologies.

Gerald Gallwas has served as a director on the Board of Directors since September 2011. Mr. Gallwas was a member of the original team that founded and managed the growth of what became the clinical diagnostic business of Beckman Instruments. He retired after 30 years of service. Mr. Gallwas currently serves on the boards of directors of Medica Corporation and the Arnold and Mabel Beckman Foundation and was previously the President of Sangy, Inc., an in vitro diagnostics consulting business. The Board of Directors believes that Mr. Gallwas’ vast experience within the diagnostics industry provides him with the ability to contribute valuable insight to the Board of Directors with respect to the Company’s business and technologies and to offer valuable assistance in helping to guide the Company in the years ahead.

David M. Templeton has served as a director on the Board of Directors since September 2010. Mr. Templeton has served as the President and Chief Operating Officer of Global Vet, a veterinary reference laboratory, since 2006 and the Chief Operating Officer of Catachem Inc., a manufacturer of human and veterinary clinical chemistry reagents, since July 2010. Mr. Templeton has also served as a business development consultant for Advy Chemical, a manufacturer of raw materials for use in the in vitro diagnostics industry, since 2005. Prior to that time, Mr. Templeton co-founded, and from 1983 until 2003 served as the Chief Executive Officer of, Diagnostic Chemicals Limited USA, a developer and manufacturer of diagnostic reagents, test kits and point of care diagnostic devices which was eventually acquired by Genzyme Corporation, the company with which Mr. Templeton began his career. The Board of Directors believes that Mr. Templeton’s appointment to the Board of Directors further strengthens its composition and that Mr. Templeton provides constructive insight to the Board of Directors as a result of his extensive background in the life sciences and diagnostics industries.

Suresh Vazirani has served as the Executive Chairman of the Board of Directors since September 2010. Mr. Vazirani has served as the Chief Executive Officer and Managing Director of ERBA Diagnostics Mannheim GmbH, an in vitro diagnostics company headquartered in Germany, since 2002 and the Chairman and Managing Director of Transasia Bio-Medicals Ltd., a diversified research and development-based, export-oriented in vitro diagnostics company headquartered in India and the parent company of ERBA Mannheim, since 1985. He has also served as the Statutory Body of Erba Lachema s.r.o., an in vitro diagnostics company headquartered in Czech Republic, since 2010 and as the Chairman of the Board of Directors of Erba Diasis Diagnostik Sistemler Sanavi Ve Ticaret Anonim Sirketi, an in vitro diagnostics company headquartered in Turkey, since 2011. As described above, ERBA Mannheim beneficially owns, directly or indirectly, approximately 81.6% of the outstanding shares of the Company’s Common Stock. With over 25 years of experience in leading companies belonging to the in vitro diagnostics industry, the Board of Directors believes that Mr. Vazirani brings strategic insight and leadership and a wealth of knowledge regarding the diagnostics industry to the Board of Directors. The Board of Directors also believes that Mr. Vazirani’s experience in, and knowledge of, the international in vitro diagnostics market contributes greatly to the composition of the Board of Directors and provides a valuable resource to the Company. In addition, Mr. Vazirani serves as a Trustee of Moral Re-Armament, an organization located in Panchgani, India. Mr. Vazirani is the first cousin of Kishore “Kris” Dudani.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” ALL FIVE OF THE NOMINEES FOR DIRECTOR

Identification of Executive Officers

The following individuals are executive officers of the Company.

Name	Age	Position
Mohan Gopalkrishnan	60	Chief Executive Officer
Ernesina Scala	53	Chief Financial Officer

All officers serve until they resign or are replaced or removed at the pleasure of the Board of Directors. The following additional information is provided for the executive officers of the Company.

Mohan Gopalkrishnan has served as the Company’s Chief Executive Officer since June 1, 2014. In October 2012, Mr. Mohan joined the Company’s company as the Vice President – Operations. Prior to joining the Company, Mr. Mohan spent 15 years with Becton Dickinson in a number of leadership roles including as Senior Director with global responsibility for the pre-analytical systems business unit, Business Director of the Asia-Pacific region, ERP Leader of the Asia-Pacific region and General Manager of the medical/surgical division.

Ernesina Scala has served as the Company’s Chief Financial Officer since May 1, 2015. Prior to joining the Company, Ms. Scala has over 20 years’ experience in finance and accounting. From 2002 until 2014, Ms. Scala was employed at Tyco International Ltd. (“Tyco”) and held various senior finance and accounting position, most recently as Senior Director of Finance and Chief Financial Officer Latin America. Prior to Tyco, Ms. Scala was the Director of Consolidation and SEC Reporting for Sensormatic Electronics Corporation, which was acquired by Tyco. Ms. Scala began her career at Ernst & Young.

Certain Relationships and Related Transactions

Controlling Stockholder. On September 1, 2010, ERBA Mannheim, purchased all of the approximately 72.4% of the outstanding shares of the Company’s Common Stock then owned by the Debregeas-Kennedy Group for an aggregate purchase price of approximately $15,000,000, or $0.75 per share. As a result of this share acquisition, the consummation of the various transactions contemplated by the investment made by ERBA Mannheim pursuant to that certain Stock Purchase Agreement, as further described below, including ERBA Mannheim’s purchase from the Company, and the Company’s issuance to ERBA Mannheim, of an aggregate of 15,333,334 shares of the Company’s Common Stock, and ERBA Mannheim’s exercise, in part, of the Warrant, as further described below, for 600,000 shares of the Company’s Common Stock, ERBA Mannheim now beneficially owns, directly or indirectly, approximately 81.6% of the outstanding shares of the Company’s Common Stock. Transasia Bio-medicals Ltd. is the parent company of ERBA Manheim.

Certain Relationships and Related Transactions. During the years ended December 31, 2014 and 2013, the Company sold products to Transasia Bio-medicals Ltd., and a subsidiary of ERBA Mannheim, for a total amount of approximately $2,375,000 and approximately $606,000 respectively.

During the year ended December 31, 2014, the Company began to incur management fees from ERBA Mannheim related to the management of global trade conferences and distributors in European, North African and Asian countries. During the year ended December 31, 2014, the Company incurred approximately $285,000 in such management fees to ERBA Mannheim.

During 2011, Delta Biologicals, S.r.L., the Company’s wholly-owned subsidiary located in Italy, entered into a contract research and development agreement with ERBA Mannheim, as amended. Delta Biologicals, S.r.L. incurred expenses related to the research and development mentioned above which were billed to ERBA Mannheim for reimbursement. For the years ended December 31, 2014 and 2013, contract research and development revenue under the agreement approximated Euro 436,000 (equivalent to approximately $579,000) and Euro 675,000 (equivalent to approximately $896,000), respectively.

The Company had net accounts receivable from ERBA Mannheim, Transasia Bio-medicals Ltd., and related subsidiaries of $1,489,000 and $1,835,000 as of December 31, 2014 and 2013, respectively, related to the above transactions and receivables from the sale of products and the reimbursement of various expenditures incurred on behalf of ERBA Mannheim.

On June 15, 2012, the Company entered into a use of name license agreement with ERBA Mannheim granting a royalty-free, non-exclusive license to use the name “ERBA” for an annual fee of one dollar. The license agreement will be terminated upon the earlier of (a) the transfer by ERBA Mannheim to the Company of all of ERBA Mannheim’s rights, title and interest in and to the use of the name and any stylized logos or marks associated with the name (the date that such transfer becomes effective, the “Transfer Date”) and (b) such time, if any, as ERBA Mannheim no longer owns, directly or indirectly, shares of the Company’s Common Stock representing more than 50% of the issued and outstanding shares of such stock (the “Share Threshold Date”). Furthermore, ERBA Mannheim may terminate the license agreement at any time prior to the earlier of the Transfer Date and the Share Threshold Date: (a) upon providing the Company 180 days prior written notice of its intent to terminate and the date upon which the license agreement shall terminate; or (b) upon providing the Company 30 days prior written notice of any breach of the license agreement by the Company, which breach remains uncured at the end of such 30 day period.

In December 2012, JAS Diagnostics, Inc., the Company’s wholly-owned subsidiary located in Miami Lakes, Florida, entered into a Research and Development Outsourcing Agreement with ERBA Diagnostics France SARL (“ERBA Diagnostics France”), pursuant to which JAS Diagnostics, Inc. has agreed to pay ERBA Diagnostics France a total amount of Euro 350,000 (equivalent to approximately $462,500) plus additional material costs, in seven monthly installments of Euro 50,000 from December 2012 through June 2013, for certain research and development endeavors. On July 24, 2013, JAS Diagnostics and ERBA Diagnostics France mutually terminated the agreement and ERBA Diagnostics France agreed to refund to JAS Diagnostics, Inc. all amounts paid under the agreement within 90 days. The Company continued to pay for the research and development costs through October 2013. The Company incurred total research and development costs of approximately $913,000, all of which were reimbursed by ERBA Diagnostics France during the year ended December 31, 2013.

The Company entered into the Stock Purchase Agreement with ERBA Mannheim, on April 8, 2011, pursuant to which the Company agreed to sell and issue to ERBA Mannheim an aggregate of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000, or $0.75 per share of the Company’s Common Stock, and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock.  The consummation of the investment contemplated by the Stock Purchase Agreement was subject to, among other things, the approval of holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA Mannheim).  At the Company’s 2011 Annual Meeting of Stockholders held on June 10, 2011, the required approval of the Company’s stockholders was achieved.

On June 30, 2011, ERBA Mannheim paid the Company $5,000,000 in order to consummate the initial transactions contemplated by the Stock Purchase Agreement (the “Initial Closing”). As a result, at the Initial Closing, the Company issued to ERBA Mannheim 6,666,667 shares of Common Stock and, in connection with the consummation of the initial transactions contemplated by the Stock Purchase Agreement, a warrant to purchase an additional 20,000,000 shares of Common Stock (the “Warrant”). After giving effect to transaction costs of $399,700 relating to the Stock Purchase Agreement, the Company received net proceeds of $4,600,300 at the consummation of the initial transactions contemplated by the Stock Purchase Agreement. The Warrant has a five year term and an exercise price per share of the Company’s Common Stock of $0.75 and is exercisable only to the extent that shares of the Company’s Common Stock have been purchased under the Stock Purchase Agreement.

On April 16, 2012, ERBA Mannheim exercised, in part, the Warrant by paying an aggregate exercise price of $450,000 to the Company and, in connection therewith, the Company issued to ERBA Mannheim 600,000 shares of the Company’s Common Stock. A total of 19,400,000 warrants remain unexercised as of December 31, 2014 and 2013. As of December 31, 2014 and 2013, the Warrant was exercisable for 14,733,334 shares of the Company’s Common Stock.

Pursuant to amendments to the Stock Purchase Agreement on December 29, 2011 and October 3, 2012, each of which was unanimously approved by the independent directors on the Board of Directors, the Company and ERBA Mannheim agreed that the Company would sell and issue to ERBA Mannheim, and ERBA Mannheim would purchase from the Company, 8,666,667 shares of Common Stock at the second closing of the transactions contemplated by the Stock Purchase Agreement (the “Second Closing”) for an aggregate purchase price of $6,500,000, or $0.75 per share, and 4,666,666 shares of Common Stock at the final closing of the transactions contemplated by the Stock Purchase Agreement (the “Final Closing”) for an aggregate purchase price of $3,500,000, or $0.75 per share. In addition, pursuant to the amendments to the Stock Purchase Agreement, the Company and ERBA Mannheim agreed to hold the Second Closing as promptly as practicable on or after October 3, 2012 and to hold the Final Closing on the date that is 60 days after the date on which a majority of the independent directors on the Board of Directors determines by vote or written consent that such issuance, sale and purchase shall occur and causes notice thereof to be delivered to ERBA Mannheim.

The Second Closing was held on October 3, 2012, at which time ERBA Mannheim paid the $6,500,000 aggregate purchase price to the Company, and, in connection therewith, the Company issued to ERBA Mannheim 8,666,667 shares of the Company’s Common Stock. The Company used all of the proceeds of the Second Closing to consummate the acquisition of Drew Scientific, Inc.

The Company anticipates that, during the year ending December 31, 2015, the Company will sell test kits and instruments to, and may perform contract research and development services for, ERBA Mannheim, Transasia Bio-medicals Ltd., and their affiliates. While the Company is not currently able to reasonably estimate the approximate aggregate dollar value associated with these sales and services, the Company believes that the aggregate dollar value associated with these sales and services could reasonably be expected to be in excess of $120,000.

Compensation of Named Executive Officers

Summary Compensation Table – 2014

The following table sets forth certain summary information concerning compensation which, during the fiscal years ended December 31, 2014 and 2013, the Company paid or accrued to or on behalf of (i) each individual serving or acting as the Company’s principal executive officer during the fiscal year ended December 31, 2014, and (ii) the only other individual serving as an executive officer at December 31, 2014 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Mohan Gopalkrishnan, (1)	2014	$199,702	$5,000	-	$39,140	-	-	-	$243,842
Chief Executive Officer	2013	$150,000	-	-	-	-	-	-	$150,000
Sanjiv Suri,(2)	2014	-	-	-	-	-	-	-	-
Former Interim Chief Executive Officer	2013	-	-	-	-	-	-	-	-
Prakash Patel, (3)	2014	$97,523	$6,375	-	$14,500	-	-	-	$118,398
Former Controller	2013	$47,404	-	-	-	-	-	-	$47,404

________

(1)

Mr. Mohan has served as the Company’s Chief Executive Officer since June 1, 2014. In October 2012, Mr. Mohan joined the Company as the Vice President – Operations.  On May 31, 2014, Mr. Mohan entered into an employment agreement with the Company, which became effective as of June 1, 2014. The terms of Mr. Mohan’s employment agreement are described under “Potential Payments upon Termination or Change-in-Control” below.

(2)

Mr. Suri resigned effective as of June 1, 2014. Prior to his resignation, Mr. Suri served as the Company’s Interim Chief Executive Officer from August 1, 2013 until June 1, 2014. Prior to August 2013, Mr. Suri was not employed by the Company. Mr. Suri’s employment by the Company was “at-will” and without any employment agreement, and he did not receive any compensation from the Company for his service as the Company’s Interim Chief Executive Officer.

(3)

Mr. Patel resigned effective as of April 30, 2015. Prior to his resignation, Mr. Patel served as the Company’s Controller since June 2014, and has been with the Company since June 2013. Prior to June 2013, Mr. Patel was not employed by the Company and, accordingly, he did not receive any compensation from the Company prior to June 2013. On June 6, 2014, Mr. Patel entered into an employment agreement with the Company, which became effective as of June 1, 2014, and which terminated on April 30, 2015, the effective date of his resignation. The terms of Mr. Patel’s employment agreement are described under “Potential Payments upon Termination or Change-in-Control” below.

(4)

Represents the aggregate grant date fair value of option awards calculated in accordance with Codification Topic 718, Compensation – Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 10 to our Consolidated Financial Statements, Shareholders’ Equity, contained in the Annual Report on Form 10-K which the Company filed with the SEC on May 15. 2015.

Outstanding Equity Awards at Fiscal Year-End – 2014

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2014.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Mohan Gopalkrishnan	-	25,000(2)	-	$1.76	05/31/2024

Prakash Patel(1)	-	10,000(3)	-	$1.63	05/31/2024

________

(1)	These options are included in this table because Mr. Patel was a Named Executive Officer. Subsequent to December 31, 2014, these options terminated upon the effective date of Mr. Patel’s resignation.

(2)	All of these options become fully exercisable on June 1, 2015.

(3)	All of these options would have become fully exercisable on May 31, 2017.

Potential Payments upon Termination or Change-in-Control

Employment Agreement with Mohan Gopalkrishnan. On May 31, 2014, the Company entered into an employment agreement with Mohan Gopalkrishnan to serve as the Company’s Chief Executive Officer, which became effective on June 1, 2014. The employment agreement has a term of two years. Under the employment agreement, Mr. Mohan will be paid an annual base salary of $230,000. The employment agreement also provides that Mr. Mohan will be eligible to receive an annual cash bonus of up to 30% of his annual base salary, upon the achievement of company-wide financial performance targets and personal performance goals as set by the Executive Chairman of the Board. Mr. Mohan received a $5,000 annual cash bonus during 2014. The employment agreement also provides that Mr. Mohan will be eligible to receive equity compensation under the Company’s equity compensation plans, including, without limitation, a grant, on the effective date of the employment agreement, of options to purchase 25,000 shares of the Company’s Common Stock, with full vesting after one year, and a grant, on the first anniversary of the effective date of the employment agreement, of options to purchase 25,000 shares of the Company’s Common Stock, with full vesting after one year. In addition, under the employment agreement, the Company is required to reimburse Mr. Mohan for business expenses incurred by him in accordance with the Company’s policies and procedures for expense reimbursement. Upon the termination of the employment agreement by us with “Cause” (as defined in the employment agreement) or upon Mr. Mohan’s resignation other than for “Good Reason” (as defined in the employment agreement), Mr. Mohan will be entitled to receive all base salary compensation which has been fully earned but has not yet been paid to him, and all of Mr. Mohan’s unvested equity based awards will be forfeited. Upon the termination of the employment agreement as a result of Mr. Mohan’s “Disability” (as defined in the employment agreement) or death, Mr. Mohan or his estate, as the case may be, will be entitled to receive all base salary and annual cash bonus compensation which has been fully earned but has not yet been paid to him and all business expenses incurred by him which has not yet been reimbursed (such compensation, collectively, the “Mohan Accrued Compensation”) and the continuation of his base salary for a period of 90 days. Upon the termination of the employment agreement by the Company without “Cause” or upon Mr. Mohan’s resignation for “Good Reason,” Mr. Mohan will be entitled to receive the Mohan Accrued Compensation and the continuation of his base salary for the remainder of the term of the employment agreement, if any. In the case of the termination of the employment agreement by the Company without “Cause” or upon Mr. Mohan’s resignation for “Good Reason,” for the remainder of the term of the employment agreement, if any, or in the case of the termination of the employment agreement as a result of Mr. Mohan’s “Disability,” for a period of 90 days, the Company, at its sole expense, will maintain in full force and effect for the continued benefit of Mr. Mohan, his spouse and his minor children, all welfare benefit plans or programs maintained by the Company, including, without limitation, all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident plans and programs, in which Mr. Mohan or his spouse or his minor children were participating. The employment agreement also includes non-competition, non-solicitation, anti-raiding, non-disparagement and non-disclosure covenants by Mr. Mohan.

Employment Agreement with Prakash Patel. On June 6, 2014, the Company entered into an employment agreement with Prakash Patel to serve as the Company’s Controller, which became effective on June 1, 2014. The employment agreement was terminated on April 30, 2015, the effective date of Mr. Patel’s resignation. The employment agreement did not have a term, as there was no fixed duration for Mr. Prakash’s employment as Controller, and Mr. Prakash’s employment by the Company under the employment agreement was “at-will.” Under the employment agreement, Mr. Patel was paid an annual base salary of $105,000. The employment agreement also provided that Mr. Patel was eligible to receive an annual cash bonus of up to 15% of his annual base salary, upon the achievement of company-wide financial performance targets and personal performance goals as set by the Company’s Chief Executive Officer and the Executive Chairman of the Board. Mr. Patel received a $6,375 annual cash bonus during 2014. The employment agreement also provided that Mr. Patel was eligible to receive equity compensation under the Company’s equity compensation plans, including, without limitation, a grant, on the effective date of the employment agreement, of options to purchase 10,000 shares of the Company’s Common Stock, with full vesting after three years. In addition, under the employment agreement, the Company was required to reimburse Mr. Patel for business expenses incurred by him in accordance with the Company’s policies and procedures for expense reimbursement. Upon the termination of the employment agreement, Mr. Patel was entitled to receive all base salary compensation which was fully earned but had not yet been paid to him, and all of Mr. Patel’s unvested equity based awards were forfeited. The employment agreement also includes non-solicitation, anti-raiding, non-disparagement and non-disclosure covenants by Mr. Patel.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board of Directors, and the Board of Directors approves director compensation, based on factors it considers appropriate, market conditions and trends and the recommendations of management.

In accordance with the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE MKT rules relating to the independence of directors for their service on the Board of Directors, Audit Committee and Compensation Committee, on May 20, 2014, (i) each of the Company’s directors who was deemed to be “independent” under the NYSE MKT rules relating to the independence of directors was granted, in consideration for his service on the Board of Directors, an annual cash retainer of $20,000, payable in four equal quarterly installments, (ii) each member of the Audit Committee was granted, in consideration for his service on such committee, an annual cash retainer of $7,500, payable in four equal quarterly installments, (iii) each member of the Compensation Committee was granted, in consideration for his service on such committee, an annual cash retainer of $5,000, payable in four equal quarterly installments, and (iv) each of the Company’s directors who was deemed to be “independent” under the NYSE MKT rules relating to the independence of directors was awarded a grant, effective as of two business days after the public announcement of the voting results of the Company’s annual meeting of stockholders, of options to purchase 10,000 shares of the Company’s Common Stock under the Company’s 2009 Equity Incentive Plan with an exercise price of $1.76 per share, which was the closing price of the Company’s Common Stock on the NYSE MKT on the effective date of grant, and which fully vested immediately upon the effective date of grant.

In accordance with the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE MKT rules relating to the independence of directors for his services on the Board of Directors, Audit Committee and Compensation Committee, the options granted will terminate (to the extent not previously exercised or terminated) one month after such time, if any, as the applicable director’s service on the Board of Directors ceases.

Upon their appointment to the Board of Directors, on September 1, 2010, Suresh Vazirani and Kishore “Kris” Dudani, stated that, as then-employees of ERBA Mannheim, they would not require any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee during such employment by ERBA Mannheim. As a result, directors who were not deemed to be “independent” under the NYSE MKT rules relating to the independence of directors, including directors who are employed by the Company or ERBA Mannheim (including Suresh Vazirani and, previously, Kishore “Kris” Dudani), will not receive any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee.

Director Compensation – 2014

The following table sets forth certain information regarding the compensation paid to the Company’s directors for their service during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Suresh Vazirani	-	-	-	-	-	-	-
Kishore “Kris” Dudani	-	-	-	-	-	-	-
Philippe Gadal, Pharm.D.	$32,500	-	$15,700	-	-	-	$48,200
Gerald E. Gallwas	$20,000	-	$15,700	-	-	-	$35,700
David M. Templeton	$32,500	-	$15,700	-	-	-	$48,200
Sanjiv Suri (1)	-	-	-	-	-	-	-
John B. Harley, M.D., Ph.D (1)	$10,000	-	-	-	-	-	$10,000

__________

(1)  At the Company’s Annual Meeting of Stockholders held on May 20, 2014, each of Dr. Harley and Mr. Suri did not stand for re-election to the Board of Directors. Accordingly, each of Dr. Harley’s and Mr. Suri’s term of service as a director expired at the Company’s 2014 Annual Meeting of Stockholders.

(2)  Represents the aggregate grant date fair value of option awards calculated in accordance with Codification Topic 718, Compensation – Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s Consolidated Financial Statements, Shareholders’ Equity, contained in the Annual Report on Form 10-K which the Company filed with the SEC on May 15. 2015. The table below sets forth, as of December 31, 2014, the aggregate number of stock options outstanding and exercisable by each of the individuals included in the table above:

Name	Stock Options

Suresh Vazirani	-
Kishore “Kris” Dudani	-
Philippe Gadal, Pharm.D.	99,041
Gerald E. Gallwas	-
David M. Templeton	99,041
Sanjiv Suri	-
John B. Harley, M.D., Ph.D.	40,000

AUDIT COMMITTEE REPORT

During the fiscal year ended December 31, 2014, the Audit Committee consisted of, and the Audit Committee currently consists of, Dr. Gadal, Chairman, and Mr. Templeton. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE MKT, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014 with management and the Company’s independent auditors for the fiscal year ended December 31, 2014, Mayer Hoffman McCann P.C. (“MHM”).

The Audit Committee also discussed with MHM the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from MHM required by applicable requirements of the Public Company Accounting Oversight Board regarding MHM’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with MHM its independence from the Company. When considering MHM’s independence, the Audit Committee considered whether MHM’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to MHM for audit and non-audit services.

The Audit Committee also met with MHM, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Members of the Audit Committee:

Philippe Gadal, Pharm.D., Chairman

David M. Templeton

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed to the Company by MHM, the Company’s principal accountant, for the fiscal years ended December 31, 2014 and 2013.

	For the years ended December 31,
	2014	2013
Audit Fees	$226,000	$171,388
Audit-Related Fees	--	3,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$226,000	$174,388

In the table above, pursuant to their definitions under the applicable regulations of the Securities and Exchange Commission, “audit fees” are fees for professional services rendered for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements, and primarily include accounting consultations and audits in connection with potential acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

The “audit-related fees” for 2013 in the table above are attributed to professional services provided by MHM in connection with the pro forma financial statements and other financial information included in the current report on Form 8-K/A that the Company filed in connection with the Company’s acquisition of Drew Scientific.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services to be performed by the Company’s principal accountant, except in those instances which do not require such pre-approval pursuant to the applicable regulations of the Securities and Exchange Commission. The Audit Committee has established policies and procedures for its pre-approval of audit services and permitted non-audit services and, from time to time, the Audit Committee reviews and revises its policies and procedures for pre-approval.

MHM has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM’s engagement to audit the Company’s financial statements for the years ended December 31, 2014 and 2013 were attributed to work performed by persons other than MHM’s full-time, permanent employees.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates, as of November 17, 2015, information about the beneficial ownership of the Company’s Common Stock by (i) each director, (ii) each Named Executive Officer, (iii) all directors and executive officers as of November 17, 2015 as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s Common Stock. All such shares were owned directly with sole voting and investment power unless otherwise indicated.

Name	Shares (#)(1)		Percent of Class (%)

ERBA Diagnostics Mannheim GmbH(2) Mallaustr 69-73 Mannheim, Germany 68219	60,034,713		88.1%

Transasia Bio-medicals Ltd.(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.1%

Suresh Vazirani(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88. 1%

Kishore “Kris” Dudani(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.1%

Philippe Gadal, Pharm.D.	99,041	(6)	*

Gerald E. Gallwas	77,788		*

Mohan Gopalkrishnan	30,000	(7)	*

Ernestina Scala (3)	-		-

Prakash Patel(4)	-		-

Sanjiv Suri(5)	-		-

David M. Templeton	99,041	(8)	*

All directors and executive officers as of November 17, 2015 as a group (7 persons)	60,340,583		88.1%

  _________

*	Represents beneficial ownership of less than 1%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act.

(2)

Includes 60,026,313 shares of the Company’s Common Stock owned directly by ERBA Mannheim (of which 4,666,666 remain to be purchased by ERBA Mannheim under the Stock Purchase Agreement and 19,400,000 remain to be exercised by ERBA Mannheim under the Warrant, in each case, as further described above) and 8,400 shares of the Company’s Common Stock owned directly by Erba Lachema s.r.o. On September 2, 2010, ERBA, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Messrs. Vazirani and Dudani filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Exchange Act, and which Schedule 13D was amended by them on July 5, 2011. As set forth in the Schedule 13D, as amended, each of ERBA Mannheim, Transasia and Messrs. Vazirani and Dudani may be deemed to have an aggregate beneficial ownership of 60,034,713, or 88.1%, of the issued and outstanding shares of the Company’s Common Stock; provided, however, that each of Messrs. Vazirani and Dudani disclaims such beneficial ownership except to the extent of his pecuniary interest therein. Erba Lachema s.r.o. may only be deemed to be the beneficial owner of the 8,400 shares of the Company’s Common Stock that it owns directly.

(3)	Ms. Scala was appointed as the Company’s Chief Financial Officer on May 1, 2015.

(4)	Mr. Patel served as the Company’s Controller until April 30, 2015, the effective date of his resignation.

(5)	Mr. Suri resigned effective as of June 1, 2014. Prior to his resignation, Mr. Suri served as the Company’s Interim Chief Executive Officer from August 1, 2013 until June 1, 2014.

(6)	Includes options to purchase 99,041 shares of the Company’s Common Stock granted to Dr. Gadal.

(7)	Includes options to purchase 25,000 shares of the Company’s Common Stock granted to Mr. Mohan.

(8)	Includes options to purchase 99,041 shares of the Company’s Common Stock granted to Mr. Templeton.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their best judgment. If, for any reason, any of the nominees for election to the Board of Directors is not available as a candidate for director, then the persons named as proxy holders will vote any shares of the Company’s Common Stock for which they hold proxies for such other candidate(s) as may be nominated by the Board of Directors.

INDEPENDENT PUBLIC ACCOUNTANTS

Mayer Hoffman McCann P.C. (“MHM”) has been selected by the Company’s Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

MHM acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013.

Representatives of MHM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING

This Proxy Statement (including a form of the accompanying Proxy Card) is available at www.erbadiagnostics.com/proxystatements.html, and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2014 is available at www.erbadiagnostics.com/annualreports.html.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2016, and to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and in compliance with applicable rules and regulations and received by the Secretary of the Company at its main offices at 14100 N.W. 57th Court, Miami Lakes, Florida 33014 no later than July 27, 2016. In addition to any other applicable requirements, for a stockholder to properly present any proposal at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2016, but not to be included in the Company’s proxy statement and form of proxy for that meeting, the proposal must be in writing and in compliance with the Company’s Bylaws and received by the Secretary of the Company at its main offices, as listed above, no earlier than July 27, 2016 and no later than September 25, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

Mohan Gopalkrishnan,
Chief Executive Officer

November 23, 2015

Appendix A

ERBA Diagnostics, Inc.

14100 N.W. 57th Court

Miami Lakes, Florida 33014

PROXY

This Proxy is solicited on behalf of the Board of Directors of ERBA Diagnostics, Inc.

I (whether one or more of us) appoint Mohan Gopalkrishnan and Ernesina Scala, and each of them separately, as my proxies, each with the power to appoint his or her substitute, and authorize each of them to vote as designated on the reverse side, all of my shares of Common Stock of ERBA Diagnostics, Inc. held of record by me at the close of business on November 5, 2015 at the Annual Meeting of Stockholders to be held on December 15, 2015 and at any postponement or adjournment of the meeting.

When properly executed and returned, this Proxy will be voted in the manner directed by me. If no direction is indicated, this Proxy will be voted “FOR” the election of all five director nominees and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.

(continued and to be signed on the reverse side)

The Board of Directors of ERBA Diagnostics, Inc. unanimously recommends a vote “FOR” all five of the nominees for director.

1.	ELECTION OF DIRECTORS

FOR each nominee listed (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed [ ]	Name Kishore “Kris” Dudani Philippe Gadal, Pharm.D. Gerald Gallwas David Templeton Suresh Vazirani
(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through such nominee’s name.)

2.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

I acknowledge receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the December 15, 2015 meeting.

Dated:

Signature

Signature (if held jointly)

(Please date this Proxy Card and sign exactly as your name or names appear on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please complete, date, sign and mail this Proxy Card promptly in the enclosed envelope. Postage is not necessary if mailed in the United States.